                                                                    EXHIBIT 10.5


                                   AGREEMENT


     The effective date of this AGREEMENT is March 1, 1996 by and between VASCO CORP., a corporation existing under the laws of the State of Delaware ("Vasco"), VASCO DATA SECURITY EUROPE SA/NV, a corporation existing under the laws of Belgium ("Vasco Europe"), MARIO HOUTHOOFT ("Mario") and GUY DENUDT ("Guy").


W I T N E S S E T H:

     WHEREAS, Vasco Europe is a wholly owned subsidiary of Vasco; and WHEREAS, Vasco Europe owns 30 shares of the capital stock of LINTEL
SECURITY, SA/NV, a corporation existing under the laws of Belgium ("New Lintel"), which represents 15% of the outstanding equity of New Lintel; and
     WHEREAS, Mario owns 85 shares of the capital stock of New Lintel, which represents 42.5% of the outstanding equity of New Lintel; and
     WHEREAS, Guy owns 85 shares of the capital stock of New Lintel, which represents 42.5% of the outstanding equity of New Lintel; and
     WHEREAS, simultaneously with the execution hereof, New Lintel will acquire certain assets associated with the computer security business of LINTEL, SA/NV ("Old Lintel"), a corporation all of the equity interests of which are owned by Mario and Guy.


     NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:


ARTICLE I
ACQUISITION OF SHARES IN NEW LINTEL

     1.01 Acquisition of Shares. Vasco Europe shall acquire all of the shares of Mario and Guy in New Lintel at a total price of $1,000,000, and the equivalent of $3,000,000 in shares of Vasco, both to be equally shared by Mario and Guy.
     1.02 Said amount of $1,000,000 shall be paid as follows:
*    $42,500 ($21,250 each) no later than April 30, 1996;
*    $100,000 ($50,000 each) no later than May 31, 1996;
*    $110,000 ($55,000 each) no later than June 30, 1996;
* no later than June 1, 1996 issue of two promissory notes of $373,750 each producing interest at a rate of 8% a year, convertible at any time between June 1, 1996 and May 30, 1998 into shares of Vasco Common Stock at a rate of $7.00 per share.

     1.03 On June 1, 1996, provided payments under 1.02 were duly executed:
        (i) Mario shall sell, assign and transfer to Vasco Europe eighty-five
(85) shares of the capital stock of New Lintel in exchange for the delivery by Vasco Europe to Mario of 214,287 shares of the common stock, par value $.001 per share, of Vasco ("Vasco Common Stock"); and
        (ii) Guy shall sell, assign and transfer to Vasco Europe eighty-five
(85) shares of the capital stock of New Lintel in exchange for the delivery by Vasco Europe to Guy of 214,287 shares of Vasco Common Stock.
     1.04 On June 1, 1996 Vasco shall issue and deliver to Mario and Guy each 50,000 purchase warrants on Vasco Common Stock at an exercise price of $7.00 per share, to be exercised at any time through Dec. 31, 2001 (exercise price to be automatically split in case of splitting of the present shares).
     1.05 Escrow of Shares. In order to secure the obligations of Mario and Guy to sell their shares of New Lintel to Vasco Europe as provided in Section 2.02 hereof, such shares shall be held in escrow in order to secure such obligations.

ARTICLE II
INVESTMENT REPRESENTATION

     2.01 Investment Representation.   With respect to any shares of Vasco
Common Stock to be acquired by Mario and Guy, all as contemplated by Article II hereof, each of Mario and Guy hereby represent to Vasco and Vasco Europe that:
     (a) he is acquiring such shares of Vasco Common Stock for his own account for the purpose of investment, and not with a view to, or for sale in connection with, any distribution thereof;
     (b) he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his acquisition of such shares of Vasco Common Stock;
     (c) he acknowledges that he has had, prior to his execution of this Agreement, the opportunity to ask questions of, and to receive answers from Vasco concerning Vasco, its affiliates and their business and financial condition; and
     (d) he acknowledges that such shares of Vasco Common Stock have not been, and will not be, registered under the Securities Act of 1933 as amended (the "Securities Act") and, therefore, that such shares of Vasco Common Stock may not be sold, assigned or transferred by him except pursuant to an effective registration statement with respect thereto or in a transaction where such registration is not required (it being understood that under current Securities and Exchange Commission rules and regulations such shares could not be resold for two years without benefit of an effective registration statement); and

     (e) he understands that such shares of Vasco Common Stock will bear a legend in substantially the following form: The shares evidenced by this certificate have not been registered under the securities act of 1933, as amended (the "securities act") and may not be offered, sold, pledged or otherwise transferred unless a registration statement with respect to these shares has become effective under the securities act, or the corporation has been furnished with an opinion of counsel reasonably satisfactory to the corporation that such registration is not required.

ARTICLE III
REPRESENTATIONS; REGISTRATION RIGHTS

     3.01 Vasco Common Stock.   All shares of Vasco Common Stock to be issued
pursuant to this Agreement will, upon delivery to Mario and/or Guy, as the case may be, be duly authorized, validly issued, and fully paid and non-assessable.
     3.02 Registration Rights.
     Vasco agrees to provide each of Mario and Guy, respectively, with the opportunity to include in a registration statement up to 27,143 shares of Vasco Common Stock delivered to them pursuant to Section 2.01 hereof, in the event that Vasco decides, in its sole discretion, to file a registration statement under the Securities Act in respect of Vasco Common Stock on its own behalf, other than a registration statement on Form S-4 (or any replacement form used for the registration of shares offered to security holders of any other entity in exchange for their interests in such entity) or Form S-8 (or any replacement form used for the registration of shares offered to employees, consultants, etc. under a stock option or similar type plan), provided that Vasco's managing underwriter determines that inclusion of such shares will not interfere with the successful marketing of the shares of Vasco Common Stock which Vasco intends to register and sell, and further provided, that, Mario and/or Guy, as the case may be, agree(s) to the terms of the underwriting agreement to be executed by Vasco with respect to such registration statement, such agreement to be evidenced by their execution of such underwriting agreement.

ARTICLE IV
COVENANTS, UNDERSTANDINGS

     4.01 Covenant Not to Compete. Through the period ending on December 31, 2001 each of Mario and Guy for himself only hereby covenants and agrees with Vasco and New Lintel that, unless acting as an officer, employee or consultant to Vasco or New Lintel or an affiliate of Vasco or New Lintel, or with Vasco's prior written consent, he will not:
(i) compete, directly or indirectly, with Vasco or New Lintel or any of its affiliates in the manufacture and sale of computer security products and other security type products (the "Business");


(ii) directly or indirectly, on his own behalf or in behalf of or as an employee or agent of any other person or entity, contact or approach any person or business, wherever located, for the purpose of competing with Vasco or New Lintel in the Business;
(iii) participate as a director, officer, consultant, or partner of, or have any other direct or indirect financial interest in, any enterprise which engages in the Business; or
(iv) participate as an employee, agent, representative or consultant in, or render any services to, any enterprise in which his responsibility competes, directly or indirectly, with the Business.
     4.02 Understandings. Mario and Guy each understand that in entering into this Agreement Vasco and Vasco Europe are relying on the representations and warranties made by Mario and Guy with respect to Old Lintel in Article V of an asset purchase agreement by and between New Lintel, Old Lintel, Mario and Guy dated as of March 1, 1996 and, Mario and Guy each repeat and remake such representations and warranties to Vasco and Vasco Europe as if fully set forth herein.
     4.03 Vasco Stock Option Plan.   On and after June 1, 1996 (the time at
which Vasco will own in excess of 51% of the outstanding shares of the capital stock of New Lintel), the directors and employees of New Lintel shall be eligible to participate in any stock option or other stock benefit plans adopted by Vasco, all in accordance with the terms of such plans.
     4.04 Executive Bonus Plan.   The parties understand and acknowledge that
it is the intention of New Lintel to establish an annual executive bonus plan which plan shall provide that (i) 5% of the operating income of New Lintel for the previous year shall be distributed to executives of New Lintel and (ii) up to an additional 5% of the operating income of New Lintel for the previous year may be awarded to the executives of New Lintel solely at the discretion of the Board of Directors of New Lintel. Mario will be recommended to be included in the VASCO Corp. Executive Bonus Plan in an appropriate way.

ARTICLE V
BOARD OF DIRECTORS; OFFICERS

     5.01 Board of Directors.   Until Dec. 31, 2006, each of Vasco Europe,
Mario and Guy agree to vote all of the equity interests
of New Lintel held by them to elect a Board of Directors to be comprised of five (5) persons as follows: Mario, Guy, T. Kendall Hunt ("Ken") and two persons who shall be selected by Vasco Europe.
     5.02 Officers.   Until Dec. 31, 2001, each of Vasco Europe, Mario and Guy
agree to use its best efforts to cause the Board of Directors to elect Mario as Managing Director of New Lintel and Ken as Chairman of the Board of Directors of New Lintel.

ARTICLE VI
GENERAL PROVISIONS

     6.01 Disclosure.   None of the parties hereto shall disclose the terms of
this Agreement without the prior consent of all other parties except that Vasco may disclosure the terms of this Agreement as may be required by law.
     6.02 Notices. Any notice, request, instruction or other document to be given hereunder by any party to any of the other parties shall be in writing and shall be deemed to have been duly given when delivered personally or seven
(7) days after dispatch by an overnight delivery service, such as Federal Express, DHL, etc. to the party to whom the same is so given or made:


If to Vasco or Vasco Europe:  VASCO Corp
                              1919 S. Highland Avenue Suite 118-C
                              Lombard, Illinois 60148
                              Attn: Mr. T. Kendall Hunt, CEO

If to Mario or Guy:           Gerard MARTIN
                              ROBERTI & Associes
                              Boulevard Saint Michel 79
                              B-1040 Brussels, Belgium

The above mentioned addresses may be modified by providing written notice to the other parties.
     6.03 Assignability and Amendments. This Agreement shall not be assignable by any of the parties. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties.
     6.04 Entire Agreement. This Agreement and the Exhibits and Schedules which are a part hereof and the other writings and agreements specifically identified herein contain the entire agreement between the parties with respect to the transactions contemplated herein and supersede all previous written or oral negotiations, commitments and understandings.
     6.05 Waivers, Remedies. Any waiver hereunder must be in writing and signed by the party to be bound thereby. A waiver of any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights under any other term or condition of this Agreement. All remedies under this Agreement shall be cumulative and not alternative.
     6.06 Counterparts and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     6.07 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.


     6.08 Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, legal representatives and assigns.
     6.09 U.S. Dollars.   Wherever "$" appears in this agreement it refers to
United States Dollars.
     6.10 Governing Law This Agreement shall be governed by the laws of Belgium. The sole jurisdiction of any claims made under this Agreement shall be set in the Commercial Court of Brussels, Belgium and as between French and Dutch the parties hereby elect that any disputes be heard solely in French.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.

VASCO CORP.                                   VASCO DATA SECURITY EUROPE, SA/NV


/s/ T. Kendall Hunt                          /s/ T. Kendall Hunt
 ...................                          ...................
By: T. Kendall HUNT                      By: T. Kendall HUNT






/s/ Mario Houthooft                          /s/ Guy Denudt
 ...............                              ................
MARIO HOUTHOOFT                              GUY DENUDT